Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Horace Mann Educators Corporation

We consent to the incorporation by reference in the registration statements (No. 33-47066, No. 33-45152, No. 333-16473, No. 333-74686, No. 333-98917, No. 333-171384, and No. 333-185231) on Form S-8 and the registration statement (No. 333-202697) on Form S-3 of Horace Mann Educators Corporation and subsidiaries (the Company) of our report dated March 1, 2017, with respect to the consolidated balance sheets of the Company as of December 31, 2016 and 2015, and the related consolidated statements of operations, comprehensive income (loss), changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2016, and all related financial statement schedules and the effectiveness of internal control over financial reporting as of December 31, 2016, which report appears in the December 31, 2016 annual report on Form 10-K of the Company.

/s/ KPMG LLP

KPMG LLP

Chicago, Illinois

March 1, 2017